As filed with the Securities and Exchange Commission on June 1, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Zix Corporation

(Exact name of Registrant as specified in its charter)

Texas	75-2216818
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2711 North Haskell Avenue Suite 2200, LB 36 Dallas, Texas	75204
(Address of Principal Executive Offices)	(Zip Code)

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204

(214) 370-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Noah F. Webster

Vice President, General Counsel and Secretary

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204

(214) 370-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Don J. McDermett, Jr.

Mollie Duckworth

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201

(214) 953-6500

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price)	Amount of registration fee
Secondary Offering by Selling Stockholders:
Series A Convertible Preferred Stock, $1.00 par value per share	100,206	$152,624,860.69(2)	$152,624,860.69(2)	$19,810.71(3)
Common Stock, par value $0.01 per share	23,372,873	—	—	—(4)
Total:

(1)

The shares of Series A Preferred Stock being registered for the selling stockholders hereunder include such shares of Common Stock as may be issuable upon conversion of such preferred stock and, in addition, pursuant to Rule 416(a) under the Securities Act, such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed offering price is based on the maximum number of shares of Common Stock issuable during the effectiveness of this registration statement upon the conversion of the shares of Series A Preferred Stock being registered and, pursuant to Rule 457(c) under the Securities Act, the average of the high and low sales prices of the Common Stock on May 29, 2020, as quoted on Nasdaq. The maximum number of shares of Common Stock being registered hereunder that will be issuable during the effectiveness of this registration statement upon the conversion of the Series A Preferred Stock being registered is 23,372,873, and the average of the high and low sales prices of the Common Stock on May 29, 2020, as quoted on Nasdaq was $6.53.

(3)

Pursuant to Rule 457(p) under the Securities Act, a registration fee of $16,402.88 was paid with respect to securities available for issuance under a Registration Statement on Form S-3 (Registration No. 333-226456) initially filed by the registrant on July 31, 2018 and declared effective on August 10, 2018 (the “Prior Registration Statement”). Pursuant to Rule 457(p), the full $16,402.88 is presently available for offset. The $19,810.71 registration fee associated with this registration statement is hereby offset against the prepaid registration fees made in connection with the securities available for issuance under the Prior Registration Statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(4)	No additional consideration will be received upon conversion of the Series A Preferred Stock, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 1, 2020

PROSPECTUS

Zix Corporation

100,206 Shares of Series A Convertible Preferred Stock

This prospectus relates to the offer and sale of up to 100,206 shares of our Series A Convertible Preferred Stock, par value $1.00 per share (“Series A Preferred Stock”) (including 23,372,873 shares of our common stock, par value $0.01 per share (“Common Stock”), being registered that are issuable during the effectiveness of the registration statement of which this prospectus forms a part upon the conversion of our Series A Convertible Preferred Stock), by the selling stockholders named in this prospectus or their permitted transferees, in one or more offerings. In this prospectus, we refer to the (i) 100,206 shares of Series A Preferred Stock, (ii) 23,372,873 shares of Common Stock issuable upon conversion of the Series A Preferred Stock, and (iii) indeterminate number of shares that may be issued with respect to the conversions of all of the foregoing shares as a result of stock splits, stock dividends, or similar transactions collectively as the “Securities”.

Each share of Series A Preferred Stock is convertible into the number of shares of our Common Stock equal to the product of (i) the accreted value of such Series A Preferred Stock as of the applicable conversion date multiplied by (ii) the conversion rate as of the applicable conversion date divided by (iii) 1,000 plus cash in lieu of fractional shares. The conversion rate as of the date of hereof is 166.11 shares of Common Stock per $1,000 of stated value of the Series A Preferred Stock.

The Securities may be offered and sold by the selling stockholders from time to time in accordance with the provisions set forth under “Plan of Distribution.” The selling stockholders may offer and sell these Securities to or through one or more underwriters, dealers and agents, who may receive compensation in the form of discounts, concessions or commissions, or directly to purchasers, on a continuous or delayed basis. The selling stockholders may offer and sell the Securities at various times in amounts, at prices and on terms to be determined by market conditions and other factors at the time of such offerings. This prospectus describes the general terms of the Securities and the general manner in which the selling stockholders will offer and sell the Securities. We may file one or more prospectus supplements that may be used to describe the specific manner in which the selling stockholders will offer and sell the Securities and also may add, update or change information contained or incorporated by reference in this prospectus. The names of underwriters, if any, will be stated in a prospectus supplement.

This prospectus covers resales by the selling stockholders of the Securities. We are registering the offer and sale of the Securities to satisfy certain registration rights we have granted. We will not receive any proceeds from the sale of the Securities by the selling stockholders.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS AND IN ANY SIMILAR SECTION CONTAINED IN OR INCORPORATED BY REFERENCE HEREIN OR IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Common Stock is listed on Nasdaq under the symbol “ZIXI.” On May 29, 2020, the last reported sale price of our Common Stock on Nasdaq was $6.72 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 1, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act, using a “shelf” registration process. Using this process, the selling stockholders named in this prospectus or their permitted transferees, which we refer to as the “Selling Stockholders,” may offer the Securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of us and the Securities that may be offered by the Selling Stockholders. Because each of the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, each time Securities are offered by the Selling Stockholders pursuant to this prospectus, the Selling Stockholders may be required to provide you with this prospectus and, in certain cases, a prospectus supplement that will contain specific information about the Selling Stockholders and the terms of the Securities then being offered. A prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and any prospectus supplement, in addition to the information contained in the documents we refer to in “Where You Can Find Additional Information; Incorporation by Reference.”

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholders will not make an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover or as otherwise specified therein and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we or the Selling Stockholder indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in “Risk Factors” contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Zix,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Zix Corporation and our consolidated subsidiaries, unless the context indicates otherwise or unless otherwise specified.

THE COMPANY

Zix is a leading provider of cloud email security, productivity and compliance solutions. Trusted by the nation’s most influential institutions in healthcare, finance and government, Zix delivers a superior experience and easy-to-use solutions for email encryption and data loss prevention, advanced threat protection and archiving. As a leading provider of cloud-based cybersecurity, compliance, and productivity solutions for businesses of all sizes, we are focused on the protection of business communication, enabling our customers to better secure data and meet compliance needs. We serve organizations in many industries, with particular emphasis on the healthcare (including multiple major hospitals and several Blue Cross Blue Shield plans), financial services (including several U.S. Banks), and insurance and government (including divisions of the U.S. Treasury and the SEC) sectors.

We were incorporated as a corporation in Texas in 1988. Originally named Amtech Corporation, we changed our name to ZixIt® Corporation in 1999 when we entered the encrypted email market. In 2002, we became Zix Corporation, and in 2017, the Company rebranded to Zix.

Our executive offices are located at 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960, and our telephone number is (214) 370-2000. Our Common Stock is currently listed on the Nasdaq National Market (“Nasdaq”) under the symbol “ZIXI.”

RISK FACTORS

Investing in our Securities involves a high degree of risk. Before making a decision to invest in our Securities, in addition to carefully considering the other information contained in this prospectus, in any accompanying prospectus supplement and in other documents incorporated by reference herein or therein, you should carefully consider the risks described under the caption “Risk Factors” contained in any applicable prospectus supplement, and any related free writing prospectus, and the risks discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, any applicable prospectus supplement, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information; Incorporation by Reference.”

USE OF PROCEEDS

All of the Securities sold pursuant to this prospectus will be offered and sold by the Selling Stockholders. Zix will not receive any of the proceeds from such sales.

SELLING STOCKHOLDERS

On February 20, 2019 (the “Issue Date”), we completed the private placement of an aggregate of (1) 64,914 shares of Series A Preferred Stock and (2) 35,086 shares of our Series B Convertible Preferred Stock, par value $1.00 per share (“Series B Preferred Stock”) to Zephyr Holdco, LLC (the “Private Purchaser”), an investment fund managed by True Wind Capital. We received cash consideration in an aggregate amount of $100 million from the private placement (before payment of placement fees and related expenses). We refer to this transaction as the “Private Placement.” On June 5, 2019, we received shareholder approval in accordance with Nasdaq Listing Rule 5635 and our second amended and restated bylaws (our “Bylaws”) for (i) the conversion of our outstanding shares of Series B Preferred Stock into shares of our Series A Preferred Stock and (ii) the issuance of shares of our common stock in connection with any future conversion or redemption of our Series A Preferred Stock into common stock, or any other issuances of common stock to the Private Purchaser pursuant to the terms of the Investment Agreement between Zix and an affiliate of the Private Purchaser, dated January 14, 2019 (the “Investment Agreement”) that, absent such approval, would violate Nasdaq Listing Rule 5635. On June 6, 2019, in connection with the receipt of the approval of shareholders, the 35,086 shares of Series B Preferred Stock held by the Private Purchaser automatically converted into 35,292 shares of Series A Preferred Stock based on the accrued value of such shares of Series B Preferred Stock at the time of conversion. As of the date hereof, no shares of our Series B Preferred Stock are outstanding.

This prospectus covers the possible resale by the Private Purchaser and its permitted transfers and assigns, as “Selling Stockholders,” of (i) 100,206 shares of Series A Preferred Stock, (ii) 23,372,873 shares of Common Stock issuable during the effectiveness of the registration statement of which this prospectus forms a part upon conversion of the Series A Preferred Stock and (iii) the indeterminate number of shares that may be issued with respect to the conversions of all of the foregoing shares as a result of stock splits, stock dividends or similar transactions (collectively, the “Securities”). These Securities are being registered pursuant to a registration rights agreement entered into with the Private Purchaser in connection with the Private Placement (the “Registration Rights Agreement”). The Registration Rights Agreement grants the Private Purchaser certain registration rights for shares of our Series A Preferred Stock, including shares of Common Stock that may be issued upon conversion of the Series A Preferred Stock. The Registration Rights Agreement provides that we will use our commercially reasonable efforts to prepare and file a shelf registration statement with the SEC and to use commercially reasonable efforts to cause such shelf registration statement to be declared effective as promptly as is reasonably practicable after its filing to permit the public resale of all registrable securities covered by the Registration Rights Agreement. The registration rights are transferable only in specified circumstances. The transfer of the Securities is also subject to certain restrictions pursuant to the Investment Agreement.

The following table lists, as of the date of this prospectus, the name of the Selling Stockholders for which we are registering common stock for resale to the public, and other information regarding the beneficial ownership of the shares of Common Stock held by each of the Selling Stockholders.

The information set forth below is based on information provided by or on behalf of the Selling Stockholders prior to the date hereof. Information concerning the Selling Stockholders may change from time to time. The Selling Stockholders may from time to time offer and sell any or all of the Securities under this prospectus. Because the Selling Stockholders are not obligated to sell the offered Securities, we cannot state with certainty the amount of our Common Stock that the Selling Stockholders will hold upon consummation of any such sales. The Selling Stockholders and any brokers, dealers or agents that participate in the distribution of shares of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of shares sold by them may be deemed to be underwriting discounts and commissions.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to Offering		Number of Common Stock Offered Hereby		Common Stock Beneficially Owned After Offering (3)	Percentage of Common Stock Owned After Offering (3)
Zephyr Holdco, LLC (4)	18,429,351	(1)	23,372,873	(2)	—	—

(1)

Represents, as of the date hereof, shares of common stock issuable upon conversion of 100,206 shares of Series A Preferred Stock, which initially had a Stated Value of $1,000 per share, which accrete at a fixed rate of 8.0% per annum, compounded quarterly (the “Accreted Value”). Each share of Series A Preferred Stock is convertible into (i) the number of shares of Common Stock equal to the product of (A) the Accreted Value with respect to such share on the applicable conversion date multiplied by (B) the Conversion Rate as of the applicable conversion date divided by (C) 1,000 plus (ii) cash in lieu of fractional shares. The conversion rate (the “Conversion Rate”) as of the date hereof is equal to 166.11, subject to adjustment from time to time upon the occurrence of certain customary events.

(2)

Represents, as of the third anniversary of the date hereof, shares of common stock issuable upon conversion of 100,206 shares of Series A Preferred Stock, as calculated in accordance with footnote 1. The shares reflected in the table above do not include shares of Common Stock that may be issued as payment of dividends on, or upon redemption of, the Series A Preferred Stock.

(3)	Assumes the Selling Stockholders sell all of the Securities offered pursuant to this prospectus.
(4)

Based on our review of Amendment No. 4 to the Schedule 13D filed with the SEC on March 25, 2020, Zephyr Holdco, LLC, Four Embarcadero Center, Suite 2350, San Francisco, California 94111, has shared voting and dispositive power with respect to 18,429,351 shares of common stock into which 100,206 shares of Series A Preferred Stock are convertible as of the date hereof. The manager of Zephyr Holdco, LLC is True Wind Capital, L.P. The general partner of True Wind Capital, L.P. is True Wind Capital GP, LLC. Mr. James H. Greene, Jr., a member of our Board of Directors (our “Board”), and Mr. Adam H. Clammer are the managing members of True Wind Capital GP, LLC.

We have agreed to pay the expenses of the registration of the Securities offered and sold by the Selling Stockholders under the registration statement of which this prospectus forms a part, including, but not limited to, all registration and filing fees, fees and expenses of our counsel and accountants, and to reimburse the Selling Stockholders for any reasonable, documented out-of-pocket legal fees and expenses. The Selling Stockholders will pay any underwriting discounts and commissions and stock transfer taxes applicable to the shares sold by the Selling Stockholders.

None of the Selling Stockholders is a broker-dealer registered under Section 15 of the Securities Exchange Act of 1934 (the “Exchange Act”) or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act. Except as noted in the footnotes to the table above or disclosed under the sections “OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION”, “SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS” and “2019 EXECUTIVE COMPENSATION — Certain Relationships and Related Transactions” in our Proxy Statement related to the 2020 Annual Meeting of Shareholders, which is incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, no Selling Stockholder has had, within the past three years, any position, office, or material relationship with us or any of our predecessors or affiliates.

PLAN OF DISTRIBUTION

We are registering 100,206 shares of Series A Preferred Stock and 23,372,873 shares of Common Stock, which is the maximum number of shares of Common Stock that may be issued during the effectiveness of the registration statement of which this prospectus forms a part upon conversion of the Series A Preferred Stock, to permit the resale of such shares by such holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Securities by the Selling Stockholders.

The Selling Stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales. The Selling Stockholders and certain of their successors, including certain transferees and assignees, may make sales of the Securities included in this prospectus from time to time through one or more methods specified herein or through a combination of any of such methods or any other method permitted by to applicable law. Such offers and sales may be made directly to purchasers, through underwriters, to dealers, or through agents, on any stock exchange on which the shares are listed or otherwise at prices and under terms prevailing at the time of the sale, at prices related to the then-current market price, at fixed prices, at varying prices determined at the time of sale, at privately negotiated prices or any other method permitted by law. Such sales may be effected by a variety of methods, including the following:

•	in market transactions or on any national securities exchange or quotation service or over-the-counter market;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•	in privately negotiated transactions;

•	through one or more underwriters on a firm commitment or best-efforts basis, including through overnight underwritten offerings or bought deals;

•

through the writing or settlement of options or other hedging transactions (including the issuance by the Selling Stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of certain short sales;

•	through purchases by the broker-dealer as principal, and resale by the broker-dealer for its account;

•	via a block trade in which the broker-dealer may attempt to sell the shares as agent, but may resell all or a portion of the block as principal in order to facilitate the transaction;

•	in a public auction;

•	through transactions in which a broker-dealer may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through transactions in which the broker-dealer as agent solicits purchasers and ordinary brokerage transactions by the broker-dealer as agent;

•	in an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are then listed or to or through a market maker other than on that stock exchange;

•	through any combination of the foregoing; or

•	through any other method permitted by applicable law.

The Selling Stockholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions.

Pursuant to the Investment Agreement, the Selling Stockholders have agreed to not make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss which results from a decline in the market price of, any of the Securities, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to any of the Securities or any other capital stock of the Company until the earlier of (i) the second anniversary of the Issue Date or (ii) a Change of Control (as defined in the Series A Certificate of Designations) of the Company.

The Selling Stockholders may also directly make offers to sell some or all of the Securities included in this prospectus to, or solicit offers to purchase such shares from, purchasers from time to time.

If the Selling Stockholders use one or more underwriters in the sale, the underwriters will acquire the Securities for their own account, and they may resell these Securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. In connection with those sales, underwriters may be deemed to have received compensation from the Selling Stockholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the shares for which they may act as agents. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents.

From time to time, the Selling Stockholders may sell the Securities included in this prospectus to one or more dealers acting as principals. The dealers, which may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell the shares to purchasers.

The Selling Stockholders may designate broker-dealers as agents from time to time to solicit offers from purchasers to purchase the Securities included in this prospectus, or to sell such shares in ordinary brokerage transactions, on their behalf. Such broker-dealers may be deemed to be “underwriters” as that term is defined in the Securities Act in such offering.

The Selling Stockholders or their respective underwriters, broker-dealers, or agents may make sales of the Securities that are deemed to be an at-the-market offering as defined in Rule 415 of the Securities Act, which includes sales of such shares made directly on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

From time to time, one or more of the Selling Stockholders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock owned by them. In the event of default, the pledgees, secured parties or persons to whom the shares have been hypothecated will, to the extent registration rights are transferable and are transferred upon foreclosure, be deemed to be Selling Stockholders under this prospectus. The number of shares offered under this prospectus by a given Selling Stockholder will decrease as and when such events occur. In addition, a Selling Stockholder may, following the second anniversary of the Issue Date, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales, and the shares offered under this prospectus may be used to cover short sales.

In addition to the transactions described above, the Selling Stockholders may sell the Securities included in this prospectus in compliance with available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

The Selling Stockholders may decide to sell all or a portion of the Securities offered by them pursuant to this prospectus or may decide not to sell any Securities under this prospectus. In addition, the Selling Stockholders may transfer, sell or dispose of the Securities by other means not described in this prospectus.

The Selling Stockholders and any other persons participating in the sale or distribution of shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the shares by the Selling Stockholders and any other such persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares being distributed for a period of up to five business days before the distribution. This may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

To the extent required, the Securities to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offering will be set forth in a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We have agreed, subject to the terms of the Registration Rights Agreement, to indemnify, in certain circumstances, the Selling Stockholders against certain liabilities to which they may become subject in connection with the sale of the Securities included in this prospectus, including liabilities arising under the Securities Act. Each of the Selling Stockholders has agreed to indemnify us in certain circumstances against certain liabilities to which we may become subject in connection with the sale of such shares, including liabilities arising under the Securities Act. We have also agreed that if the indemnification described above is held by a court of competent jurisdiction to be unavailable to any indemnified party with respect to any losses or action referred to therein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actions, statements or omissions that resulted in such losses or action, as well as any other relevant equitable considerations, subject to certain limitations as described in the Registration Rights Agreement. We and the Selling Stockholders may agree to indemnify underwriters, dealers and agents who participate in the distribution of the shares included in this prospectus against certain liabilities to which they may become subject in connection with the sale of such shares, including liabilities arising under the Securities Act.A prospectus and an accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters of a given offering. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution, and the place and time of delivery for the Securities in respect of which this prospectus is delivered will be set forth in any such prospectus supplement.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the Securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the Securities, the underwriters, brokers or dealers may place bids for the Securities or effect purchases of the Securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the Securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of:

175,000,000 shares of common stock; and

10,000,000 shares of preferred stock, issuable in series.

Each authorized share of common stock has a par value of $0.01. Each authorized share of preferred stock has a par value of $1.00. As of May 15, 2020, 56,950,202 shares of common stock were issued and outstanding, and 28,045,817 shares of common stock were held as treasury stock. As of May 15, 2020, 100,206 shares of preferred stock were issued and outstanding. As of that date, all 100,206 shares of the issued and outstanding preferred stock were Series A Preferred Stock.

In the discussion that follows, we have summarized the material provisions of our restated articles of incorporation, as amended (our “Articles of Incorporation”), the certificate of designations with respect to the Series A Preferred Stock (the “Series A Certificate of Designations”) and our Bylaws relating to our capital stock. This discussion is qualified in its entirety by reference to our Articles of Incorporation, the Series A Certificate of Designations and our Bylaws. You should read the provisions of our Articles of Incorporation, the Series A Certificate of Designations and our Bylaws as currently in effect for more details regarding the provisions described below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find Additional Information; Incorporation by Reference.”

Common Stock

Each share of our common stock has one vote in the election of each director and on all other matters voted on generally by our shareholders. No share of common stock has any cumulative voting rights. Our Board may grant holders of preferred stock, in the resolutions creating the series of preferred stock, the right to vote on the election of directors or any matters or questions affecting us.

The presence at a meeting of our shareholders, in person or by proxy, of holders of a majority of the outstanding shares entitled to vote as of the record date for that meeting will constitute a quorum. Directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present, i.e., the person or persons receiving the greatest number of votes cast will be elected to the directorship or directorships being filled at the meetings. Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the issued and outstanding shares entitled to vote in the election of directors. Otherwise, shareholder approvals generally require the affirmative vote of the holders of at least a majority of the shares entitled to vote on a matter and represented in person or by proxy at the meeting of shareholders at which quorum is present. Any matter as to which the Texas Business Organizations Code, as amended (“TBOC”), our Articles of Incorporation or our Bylaws specify that approval requires the affirmative vote of holders of greater than a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which quorum is present, at least the portion specified of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which quorum is present will be deemed to be the act of the shareholders on that matter.

Holders of common stock will be entitled to dividends in such amounts and at such times as our Board in its discretion may declare out of funds legally available for the payment of dividends. We generally do not pay cash dividends, and we intend to retain future earnings to provide funds for use in the operation and expansion of our business. In addition, the payment of dividends on the common stock may be limited by obligations we may have to holders of any preferred stock or by the provisions of the terms of the loan agreements, indentures and other agreements we may enter into from time to time.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all assets available for distribution to stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

The common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund. All issued and outstanding shares of our common stock are fully paid and nonassessable. Any shares of common stock offered and sold under this prospectus will also be fully paid and nonassessable.

Our Common Stock is listed on Nasdaq under the symbol “ZIXI.” Any additional shares of Common Stock offered and sold under this prospectus will also be listed on Nasdaq.

The transfer agent and registrar for our preferred stock and our common stock is Computershare Trust Company, N.A.

Series A Preferred Stock

General

Under the terms of our Articles of Incorporation, our Board authorized up to 100,914 shares of preferred stock as our Series A Convertible Preferred Stock, par value $1.00 per share. On the Issue Date we issued to the Private Purchaser 64,914 shares of Series A Preferred Stock and 35,086 shares of Series B Preferred Stock pursuant to the Investment Agreement. On June 5, 2019, we received shareholder approval in accordance with Nasdaq Listing Rule 5635 and our Bylaws for (i) the conversion of our outstanding shares of Series B Preferred Stock into shares of our Series A Preferred Stock and (ii) the issuance of shares of our common stock in connection with any future conversion or redemption of our Series A Preferred Stock into common stock, or any other issuances of common stock to the Private Purchaser pursuant to the terms of the Investment Agreement that, absent such approval, would violate Nasdaq Listing Rule 5635. On June 6, 2019, in connection with the receipt of the approval of shareholders, the 35,086 shares of Series B Preferred Stock held by the Private Purchaser automatically converted into 35,292 shares of Series A Preferred Stock based on the accrued value of such share of Series B Preferred Stock at the time of conversion. As of the date hereof, no shares of our Series B Preferred Stock are outstanding.

The following description of the terms of the Series A Preferred Stock is qualified in its entirety by reference to the terms of the Series A Certificate of Designations, a copy of which has been included as an exhibit to our Current Report on Form 8-K filed on February 20, 2019 and is incorporated herein by this reference.

Rank

The Series A Preferred Stock ranks:

•

on a parity basis with each other class or series of our capital stock, the terms of which expressly provide that such class or series ranks on a parity with the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding-up of Zix ;

•

junior to each other class or series of our capital stock, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding-up of Zix; and

•

senior to all classes of our common stock and each other class or series of our capital stock, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding-up of Zix.

Accretion; Dividends; No Stated Maturity

The Series A Preferred Stock initially had a Stated Value (as defined in the Series A Certificate of Designations) of $1,000 per share. From the Issue Date, the Stated Value per share of Series A Preferred Stock accretes at a fixed rate of 8.0% per annum, compounded quarterly (the “Rate of Accretion”). The Series A Preferred Stock is also entitled to receive any dividends paid in respect of the common stock on an as-converted basis.

The Series A Preferred Stock has no stated maturity and will remain outstanding indefinitely unless converted into common stock or repurchased or redeemed by Zix.

Voting Rights

The holders of the Series A Preferred Stock (the “Series A Holders”) are entitled to vote, together with the holders of common stock, on an as-converted basis on all matters submitted to a vote of the holders of common stock, and as a separate class on all matters relating to the Series A Preferred Stock.

Liquidation Rights

The Series A Preferred Stock has a liquidation preference equal to the greater of (i) the Stated Value per share as it has accreted as of such date (the “Accreted Value”) and (ii) the amount such holder would have received if the Series A Preferred Stock had converted into common stock immediately prior to such liquidation.

Optional Redemption

At any time after the fourth anniversary of the Issue Date, Zix may redeem the Series A Preferred Stock for an amount per share of Series A Preferred Stock equal to the Accreted Value per share of the Series A Preferred Stock to be redeemed as of the applicable redemption date multiplied by 1.50.

Holder Conversion Right

At any time, each Series A Holder may elect to convert each share of such Series A Holder’s then-outstanding Series A Preferred Stock into the number of shares of common stock equal to the quotient of (A) the Accreted Value with respect to such share on the conversion date divided by (B) the Conversion Rate as of the applicable conversion date plus cash in lieu of fractional shares.

Change of Control

Upon a change of control (as defined in the Series A Certificate of Designations), Zix is required to redeem the Series A Preferred Stock at a price per share of Series A Preferred Stock in cash equal to the greater of (i) the Series A Change of Control Redemption Price (as defined below) of such share of Series A Preferred Stock and (ii) (A) the amount of cash such Series A Holder would have received plus (B) the fair market value of any other assets in each case had such Series A Holder, immediately prior to such change of control, converted such shares of Series A Preferred Stock into shares of Common Stock. The “Series A Change of Control Redemption Price” per share of Series A Preferred Stock is the product of the Accreted Value of such share as of the date of determination multiplied by (1) 1.30 (if the change of control occurs before the first anniversary of the Issue Date), (2) 1.35 (if the change of control occurs on or after the first anniversary of the Issue Date but before the second anniversary of the Issue Date), (3) 1.40 (if the change of control occurs on or after the second anniversary of the Issue Date but before the third anniversary of the Issue Date), (4) 1.45 (if the change of control occurs on or after the third anniversary of the Issue Date but before the fourth anniversary of the Issue Date) and (5) 1.50 (if the change of control occurs on or after the fourth anniversary of the Issue Date).

Consent Rights

So long as any shares of Series A Preferred Stock are outstanding, the consent of the holders of a majority of the then-outstanding shares of Series A Preferred Stock will be necessary for Zix to effect (1) any amendment, alteration or repeal to our Articles of Incorporation or the Series A Certificate of Designations in a manner that would adversely affect the rights, preferences, privileges or power of the Series A Preferred Stock; (2) any amendment or alteration to our Articles of Incorporation or any other action to authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, or issue any parity stock or senior stock as to dividend or liquidation rights, (3) the issuance of shares of Series A Preferred Stock; (4) any action that would cause Zix to cease to be treated as a domestic corporation for U.S. federal income tax purposes; or (5) the incurrence of indebtedness that would cause Zix to exceed a specified leverage ratio.

Additional Private Purchaser Consent Rights; Board Designations

Pursuant to the Investment Agreement, for so long as any shares of the Series A Preferred Stock are outstanding, the consent of the Private Purchaser will be necessary for Zix to effect, subject to certain exceptions, any issuance by Zix of debt securities convertible into any capital stock. So long as the Private Purchaser beneficially owns shares of the Series A Preferred Stock and/or Common Stock issuable upon conversion of the Series A Preferred Stock that represent, in the aggregate and on an as-converted basis, at least 5% of the then-outstanding Common Stock, the consent of the Private Purchaser will be necessary for Zix to effect any acquisition by Zix, directly or indirectly, in excess of $10 million where such acquired entity is outside Zix’s principal line of business.

Pursuant to the Investment Agreement, until such time as the Private Purchaser no longer beneficially owns shares of Series A Preferred Stock and/or Common Stock that represent, in the aggregate and on an as-converted basis, at least 10% of the then-outstanding Common Stock, the Private Purchaser has the right to appoint two designees (the “Investor Designees”) to the Board. At such time as the Private Purchaser no longer beneficially owns shares of Series A Preferred Stock and/or Common Stock that represent, in the aggregate and on an as-converted basis, at least 10% of the then-outstanding Common Stock, but continues to beneficially own shares of Series A Preferred Stock and/or Common Stock that represent, in the aggregate and on an as-converted basis, at least 5% of the then-outstanding Common Stock, then the Private Purchaser will have the right to appoint one Investor Designee to the Board. At such time as the Private Purchaser no longer beneficially owns shares of Series A Preferred Stock and/or Common Stock that represent, in the aggregate and on an as-converted basis, at least 5% of the then-outstanding Common Stock, then the Private Purchaser will no longer have a right to appoint an Investor Designee to the Board.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus and certain other legal matters will be passed upon for us by Baker Botts L.L.P., Dallas, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for any underwriters or agents of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of Zix Corporation incorporated by reference in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019 have been audited by Whitley Penn LLP, our independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The audited historical consolidated financial statements of AR Topco, LLC and AppRiver, LLC included in Exhibit 99.1 of the Company’s Amended Current Report on Form 8-K/A dated May 8, 2019 have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such audited historical consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file periodic and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.zix.com. The information on our web site, or that can be accessed through our web site, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement that may accompany this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of other documents establishing the terms of the offered Securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference the documents listed below, any documents we file pursuant to the Exchange Act after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act) until all offerings under this registration statement are completed or terminated:

•

Information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A, filed on April 24, 2020.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 9, 2020.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 7, 2020.

•	Our Current Reports on Form 8-K filed on February 20, 2020, March 10, 2020 and May 6, 2020.

•	Our Current Report on Form 8-K/A filed on May 8, 2019.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204

(214) 370-2000

The information accessible through any website referred to in this prospectus or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the Securities being registered hereby.

SEC registration fee	$19,810.71
Printing expenses	(1)
Legal fees and expenses (including Blue Sky fees)	(1)
Accounting fees and expenses	(1)
Transfer agent and trustee fees and expenses	(1)
Miscellaneous	(1)

Total	$19,810.71

(1)	These fees and expenses are calculated based on the securities offered and the number of issuances; accordingly, they cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Texas Business Organizations Code

Section 8.101 of the TBOC provides that an enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 if it is determined in accordance with Section 8.103 that (1) the person (A) acted in good faith, (B) reasonably believed (i) in the case of conduct in the persons’ official capacity, that the person’s conduct was in the enterprise’s best interests, and (ii) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid. Action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person’s duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise. Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise. A person does not fail to meet the standard under Section 8.101(a)(1) solely because of the termination of a proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent.

Section 8.102(a) of the TBOC provides that, subject to Section 8.102(b), an enterprise may indemnify a governing person, former governing person, or delegate against (1) a judgment and (2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding. Section 8.102(b) of the TBOC provides that indemnification under that subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan, and (3) may not be made in relation to a proceeding in which the person has been found liable for (A) willful or intentional misconduct in the performance of the person’s duty to the enterprise, (B) breach of the person’s duty of loyalty owed to the enterprise, or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. Section 8.102(c) of the TBOC provides that a governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

Section 8.103(a) of the TBOC provides that, except as provided by Subsections (b) and (c), the determinations required under Section 8.101(a) must be made by: (1) a majority vote of the governing persons who at the time of the vote are disinterested and independent, regardless of whether the governing persons who are disinterested and independent constitute a quorum; (2) a majority vote of a committee of the governing authority of the enterprise if the committee (A) is designated by a majority vote of the governing persons who at the time of the vote are disinterested and independent, regardless of whether the governing persons who are disinterested and independent constitute a quorum; and (B) is composed solely of one or more governing persons who are disinterested and independent; (3) special legal counsel selected by the governing authority of the enterprise, or selected by a committee of the governing authority, by vote in accordance with Subdivision (1) or (2); (4) the owners or members of the enterprise in a vote that excludes the ownership or membership interests held by each governing person who is not disinterested and independent; or (5) a unanimous vote of the owners or members of the enterprise. Section 8.103(b) of the TBOC provides that if special legal counsel determines under Subsection (a)(3) that a person meets the standard under Section 8.101(a)(1), the special legal counsel shall determine whether the amount of expenses other than a judgment is reasonable under Section 8.101(a)(2) but may not determine whether indemnification should be paid under Section 8.101(a)(3). The determination whether indemnification should be paid must be made in a manner specified by Subsection (a)(1), (2), (4), or (5). Section 8.103(c) of the TBOC provides that a provision contained in the governing documents of the enterprise, a resolution of the owners, members, or governing authority, or an agreement that requires the indemnification of a person who meets the standard under Section 8.101(a)(1) constitutes a determination under Section 8.101(a)(3) that indemnification should be paid even though the provision may not have been adopted or authorized in the same manner as the determinations required under Section 8.101(a). The determinations required under Sections 8.101(a)(1) and (2) must be made in a manner provided by Subsection (a).

Section 8.104 of the TBOC provides that an enterprise may pay or reimburse reasonable expenses incurred by a present governing person or delegate who was, is, or is threatened to be made a respondent in a proceeding in advance of the final disposition of the proceeding without making the determinations required under Section 8.101(a) after the enterprise receives: (1) a written affirmation by the person of the person’s good faith belief that the person has met the standard of conduct necessary for indemnification under this chapter; and (2) a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if the final determination is that the person has not met that standard or that indemnification is prohibited by Section 8.102. A provision in the governing documents of the enterprise, a resolution of the owners, members, or governing authority, or an agreement that requires the payment or reimbursement permitted under this section authorizes that payment or reimbursement after the enterprise receives an affirmation and undertaking described by Subsection (a). The written undertaking required by Subsection (a)(2) must be an unlimited general obligation of the person but need not be secured and may be accepted by the enterprise without regard to the person’s ability to make repayment. Section 8.105(a) of the TBOC provides that, notwithstanding any other provision of that chapter but subject to Section 8.003 and to the extent consistent with other law, an enterprise may indemnify and advance expenses to a person who is not a governing person, including an officer, employee, or agent, as provided by: (1) the enterprise’s governing documents; (2) general or specific action of the enterprise’s governing authority; (3) resolution of the enterprise’s owners or members; (4) contract; or (5) common law. Section 8.105(b) provides that an enterprise shall indemnify an officer to the same extent that indemnification is required for a governing person. Section 8.105(c) provides that a person described by Section 8.105(a) may seek indemnification or advancement of expenses from an enterprise to the same extent that a governing person may seek indemnification or advancement of expenses. Notwithstanding any authorization or determination specified in these provisions, an enterprise may pay or reimburse, in advance of the final disposition of a proceeding and on terms the enterprise considers appropriate, reasonable expenses incurred by: (1) a former governing person or delegate who was, is, or is threatened to be made a respondent in the proceeding; or (2) a present or former employee, agent, or officer who is not a governing person of the enterprise and who was, is, or is threatened to be made a respondent in the proceeding. A determination of indemnification for a person who is not a governing person of an enterprise, including an officer, employee, or agent, is not required to be made in accordance with Section 8.103.

Section 8.106 of the TBOC provides that, notwithstanding any other provision of that chapter, an enterprise may pay or reimburse reasonable expenses incurred by a governing person, officer, employee, agent, delegate, or other person in connection with that person’s appearance as a witness or other participation in a proceeding at a time when the person is not a respondent in the proceeding.

Section 8.151 of the TBOC provides that, notwithstanding any other provision of that chapter, an enterprise may purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless an existing or former governing person, delegate, officer, employee, or agent against any liability: (1) asserted against and incurred by the person in that capacity; or (2) arising out of the person’s status in that capacity. The insurance or other arrangement established under this provision may insure or indemnify against the liability described by this provision without regard to whether the enterprise otherwise would have had the power to indemnify the person against that liability under the TBOC. Insurance or another arrangement that involves self-insurance or an agreement to indemnify made with the enterprise or a person that is not regularly engaged in the business of providing insurance coverage may provide for payment of a liability with respect to which the enterprise does not otherwise have the power to provide indemnification only if the insurance or arrangement is approved by the owners or members of the enterprise. For the benefit of persons to be indemnified by the enterprise, an enterprise may, in addition to purchasing or procuring or establishing and maintaining insurance or another arrangement: (1) create a trust fund; (2) establish any form of self-insurance, including a contract to indemnify; (3) secure the enterprise’s indemnity obligation by grant of a security interest or other lien on the assets of the enterprise; or (4) establish a letter of credit, guaranty, or surety arrangement. Insurance or another arrangement established under this provision may be purchased or procured or established and maintained: (1) within the enterprise; or (2) with any insurer or other person considered appropriate by the governing authority, regardless of whether all or part of the stock, securities, or other ownership interest in the insurer or other person is owned in whole or in part by the enterprise. The governing authority’s decision as to the terms of the insurance or other arrangement and the selection of the insurer or other person participating in an arrangement is conclusive. The insurance or arrangement is not voidable and does not subject the governing persons approving the insurance or arrangement to liability, on any ground, regardless of whether the governing persons participating in approving the insurance or other arrangement are beneficiaries of the insurance or arrangement. This provision does not apply in case of actual fraud.

Section 8.152(a) of the TBOC provides that an enterprise shall report in writing to the owners or members of the enterprise an indemnification of or advance of expenses to a governing person. Section 8.152(b) provides that, subject to Section 8.152(c), the report must be made with or before: (1) the notice or waiver of notice of the next meeting of the owners or members of the enterprise; or (2) the next submission to the owners or members of a consent to action without a meeting. Section 8.152(c) provides that the report must be made not later than the first anniversary of the date of the indemnification or advance.

Section 8.051 of the TBOC provides that an enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. A court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

Section 8.052 of the TBOC provides that on application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. This section applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 or has been found liable (1) to the enterprise, or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity. The indemnification ordered by the court under this section is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable (1) to the enterprise, or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity.

Articles of Incorporation and Bylaws

As permitted by the TBOC, our Articles of Incorporation provide that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) any act or omission where the liability of the director is expressly provided by statute.

In addition, our Articles of Incorporation and Bylaws include certain provisions permitted by the TBOC whereby its directors, officers, employees, and agents generally are to be indemnified against certain liabilities to the fullest extent authorized by the TBOC or other applicable laws of the State of Texas. The Company also has an indemnification agreement with each member of its Board, each of which requires the Company to indemnify the indemnitee to the fullest extent permitted by applicable law against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement of any action, suit or proceeding brought against the indemnitee by reason of the fact that the indemnitee is or was serving as a member of the Company’s Board or any committee thereof. Each such indemnification agreement also provides that the Company must advance expenses incurred by the indemnitee in defending any such action, suit or proceeding, subject to reimbursement by the indemnitee should it be subsequently determined that indemnification is not available under applicable law. The Company also maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Incentive Plan

Section 5 of the Zix Corporation 2018 Omnibus Incentive Plan (the “2018 Plan”) provides that certain directors and officers administering the 2018 Plan shall not be liable for anything done or omitted to be done by him or her in connection with the performance of duties under the 2018 Plan, except for his or her own willful misconduct or as expressly provided by statute.

The above discussion of the Company’s Articles of Incorporation, Bylaws, the 2018 Plan and the TBOC is intended to be only a summary and is qualified in its entirety by the full text of each of the foregoing.

Item 16. Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Articles of Incorporation of Zix Corporation, as filed with the Texas Secretary of State on November 10, 2005. Filed as Exhibit 3.1 to Zix Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference.

3.2	Second Amended and Restated Bylaws of Zix Corporation, dated November 1, 2016. Filed as Exhibit 3.2 to Zix Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016 and incorporated herein by reference.

3.3	Certificate of Designations of Series A Convertible Preferred Stock, as filed with the Texas Secretary of State on February 15, 2019. Filed as Exhibit 3.1 to Zix Corporation’s Current Report on Form 8-K, filed on February 22, 2019 and incorporated herein by reference.

3.4	Certificate of Designations of Series B Convertible Preferred Stock, as filed with the Texas Secretary of State on February 15, 2019. Filed as Exhibit 3.2 to Zix Corporation’s Current Report on Form 8-K, filed on February 22, 2019 and incorporated herein by reference.

4.1	Registration Rights Agreement, dated as of February 20, 2019, by and between Zix Corporation and Zephyr Holdco, LLC. Filed as Exhibit 10.1 to Zix Corporation’s Current Report on Form 8-K, filed on February 22, 2019 and incorporated herein by reference.

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Independent Registered Public Accounting Firm (Whitley Penn LLP).

23.2	Consent of Independent Registered Public Accounting Firm (Baker Tilly Virchow Krause, LLP).

23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Zix Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 1, 2020.

Zix Corporation (Registrant)

By:	/s/ Noah F. Webster
Noah F. Webster
Vice President, General Counsel and Secretary

[Signature Page to Form S-3]

POWER OF ATTORNEY

Each person whose signature appears below appoints David J. Wagner, David E. Rockvam and Noah F. Webster, and each of them severally, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 1, 2020.

Signature	Title

/s/ David J. Wagner David J. Wagner	President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ David E. Rockvam David E. Rockvam	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert C. Hausmann Robert C. Hausmann	Chairman of the Board

/s/ Mark J. Bonney Mark J. Bonney	Director

/s/ Maryclaire Campbell Maryclaire Campbell	Director

/s/ Taher A. Elgamal Taher A. Elgamal	Director

/s/ James H. Greene, Jr. James H. Greene, Jr.	Director

/s/ Maribess L. Miller Maribess L. Miller	Director

Richard D. Spurr	Director

/s/ Brandon Van Buren Brandon Van Buren	Director

[Signature Page to Power of Attorney]